Exhibit 13(d)(ii)

FORM OF SECOND AMENDMENT

TO

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT (the “Agreement”) is made as of [            ], 2014, by and between The Tocqueville Trust, a Massachusetts business Trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

The parties hereto, desiring to amend the Agreement, agree as follows:

W I T N E S S E T H:

WHEREAS, the Trust and USBFS desire to amend Exhibit A of the Agreement dated as of February 15, 2006, as amended on September 24, 2009, to include The Tocqueville Alternative Strategies Fund as an investment portfolio for which USBFS renders fund accounting services and to amend the name of a Fund.

NOW, THEREFORE, the parties hereby agree that Exhibit A to the Agreement is hereby amended as follows:

EXHIBIT A TO THE AGREEMENT

SERIES OF THE TOCQUEVILLE TRUST

(Revised [            ], 2014)

The Tocqueville Fund

The Tocqueville Opportunity Fund

The Tocqueville International Value Fund

The Tocqueville Gold Fund

The Delafield Fund

The Tocqueville Select Fund

The Tocqueville Alternative Strategies Fund

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO THE AGREEMENT as of the day and year first above written.

THE TOCQUEVILLE TRUST

By:
Name:
Title:

U.S. BANCORP FUND SERVICES, LLC

By:
Name:
Title: